Exhibit 99
WINDSTREAM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
Quarter to Date - As Adjusted

	2011			2010
	For the Quarter Ended			For the Quarter Ended
(Millions, except per share amounts)	March 31	June 30	September 30	March 31	June 30	September 30	December 31
Revenues and sales:
Service revenues	$996.5	$1,001.7	$994.6	$828.3	$897.6	$938.5	$957.0
Product sales	26.5	28.0	28.6	19.5	19.3	26.9	23.6
Total revenues and sales	1,023.0	1,029.7	1,023.2	847.8	916.9	965.4	980.6
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	360.8	372.0	365.2	287.6	325.7	343.0	371.4
Cost of products sold	20.1	24.0	24.5	16.3	17.9	22.7	18.0
Selling, general and administrative	136.0	133.3	132.0	107.9	125.8	127.8	134.4
Depreciation and amortization	205.2	196.8	203.8	155.5	167.7	179.9	190.6
Merger, integration and restructuring	9.0	5.2	20.4	23.2	17.3	11.7	32.8
Total costs and expenses	731.1	731.3	745.9	590.5	654.4	685.1	747.2
Operating income	291.9	298.4	277.3	257.3	262.5	280.3	233.4
Other income (expense), net	2.6	(3.2)	(1.5)	(0.3)	(0.9)	(3.0)	0.7
Loss on early extinguishment of debt	(101.4)	(2.5)	(20.5)	—	—	—	—
Interest expense	(146.5)	(136.4)	(134.2)	(123.0)	(123.6)	(132.3)	(142.8)
Income before income taxes	46.6	156.3	121.1	134.0	138.0	145.0	91.3
Income taxes	17.2	59.6	43.0	53.4	53.9	53.5	34.8
Net income	$29.4	$96.7	$78.1	$80.6	$84.1	$91.5	$56.5
Basic and diluted earnings per share
Net income	$.06	$.19	$.15	$.19	$.18	$.19	$.10

WINDSTREAM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
Year to Date - As Adjusted

	2011			2010				2009
	For the Year-to-Date Period Ended			For the Year-to-Date Period Ended				For the Year Ended
(Millions, except per share amounts)	March 31	June 30	September 30	March 31	June 30	September 30	December 31	December 31
Revenues and sales:
Service revenues	$996.5	$1,998.2	$2,992.8	$828.3	$1,725.9	$2,664.4	$3,621.4	$2,872.5
Product sales	26.5	54.5	83.1	19.5	38.8	65.7	89.3	123.8
Total revenues and sales	1,023.0	2,052.7	3,075.9	847.8	1,764.7	2,730.1	3,710.7	2,996.3
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	360.8	732.8	1,098.0	287.6	613.3	956.3	1,327.7	934.2
Cost of products sold	20.1	44.1	68.6	16.3	34.2	56.9	74.9	107.5
Selling, general and administrative	136.0	269.3	401.3	107.9	233.7	361.5	495.9	324.1
Depreciation and amortization	205.2	402.0	605.8	155.5	323.2	503.1	693.7	538.3
Merger, integration and restructuring	9.0	14.2	34.6	23.2	40.5	52.2	85.0	31.6
Total costs and expenses	731.1	1,462.4	2,208.3	590.5	1,244.9	1,930.0	2,677.2	1,935.7
Operating income	291.9	590.3	867.6	257.3	519.8	800.1	1,033.5	1,060.6
Other income (expense), net	2.6	(0.6)	(2.1)	(0.3)	(1.2)	(4.2)	(3.5)	(1.1)
Loss on early extinguishment of debt	(101.4)	(103.9)	(124.4)	—	—	—	—	—
Interest expense	(146.5)	(282.9)	(417.1)	(123.0)	(246.6)	(378.9)	(521.7)	(410.2)
Income before income taxes	46.6	202.9	324.0	134.0	272.0	417.0	508.3	649.3
Income taxes	17.2	76.8	119.8	53.4	107.3	160.8	195.6	250.8
Net income	$29.4	$126.1	$204.2	$80.6	$164.7	$256.2	$312.7	$398.5
Basic and diluted earnings per share
Net income	$.06	$.25	$.40	$.19	$.37	$.56	$.66	$.90

WINDSTREAM CORPORATION
ADJUSTMENTS TO CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
Quarter to Date - Increase (Decrease) as Compared to Previously Reported

	2011			2010
	For the Quarter Ended			For the Quarter Ended
(Millions, except per share amounts)	March 31	June 30	September 30	March 31	June 30	September 30	December 31
Revenues and sales:
Service revenues	$(0.1)	$(0.7)	$(0.1)	$(0.1)	$(0.4)	$(0.4)	$(0.4)
Product sales	—	—	—	—	—	—	—
Total revenues and sales	(0.1)	(0.7)	(0.1)	(0.1)	(0.4)	(0.4)	(0.4)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	(6.7)	(4.0)	(7.6)	(7.6)	(6.2)	(7.7)	19.4
Cost of products sold	—	—	—	—	—	—	—
Selling, general and administrative	(2.7)	(2.1)	(3.1)	(3.1)	(2.5)	(2.8)	5.9
Depreciation and amortization	(0.2)	(0.2)	(0.2)	0.1	—	—	—
Merger, integration and restructuring	—	—	—	—	—	—	—
Total costs and expenses	(9.6)	(6.3)	(10.9)	(10.6)	(8.7)	(10.5)	25.3
Operating income	9.5	5.6	10.8	10.5	8.3	10.1	(25.7)
Other income (expense), net	—	—	—	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—
Interest expense	—	—	—	—	—	—	—
Income before income taxes	9.5	5.6	10.8	10.5	8.3	10.1	(25.7)
Income taxes	3.6	2.1	4.2	4.0	3.2	3.8	(9.8)
Net income	$5.9	$3.5	$6.6	$6.5	$5.1	$6.3	$(15.9)
Basic and diluted earnings per share
Net income	$.01	$.01	$.01	$.02	$.01	$.01	$(.04)

WINDSTREAM CORPORATION
ADJUSTMENTS TO CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
Year to Date- Increase (Decrease) as Compared to Previously Reported

	2011			2010				2009
	For the Year-to Date Period Ended			For the Year-to-Date Period Ended				For the Year Ended
(Millions, except per share amounts)	March 31	June 30	September 30	March 31	June 30	September 30	December 31	December 31
Revenues and sales:
Service revenues (1)	$(0.1)	$(0.8)	$(0.9)	$(0.1)	$(0.5)	$(0.9)	$(1.3)	$(0.3)
Product sales	—	—	—	—	—	—	—
Total revenues and sales	(0.1)	(0.8)	(0.9)	(0.1)	(0.5)	(0.9)	(1.3)	(0.3)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below) (1)	(6.7)	(10.7)	(18.3)	(7.6)	(13.8)	(21.5)	(2.1)	(80.3)
Cost of products sold	—	—	—	—	—	—	—	—
Selling, general and administrative (1)	(2.7)	(4.8)	(7.9)	(3.1)	(5.6)	(8.4)	(2.5)	(24.2)
Depreciation and amortization (1)	(0.2)	(0.4)	(0.6)	0.1	0.1	0.1	0.1	0.5
Merger, integration and restructuring	—	—	—	—	—	—	—	—
Total costs and expenses	(9.6)	(15.9)	(26.8)	(10.6)	(19.3)	(29.8)	(4.5)	(104.0)
Operating income	9.5	15.1	25.9	10.5	18.8	28.9	3.2	103.7
Other income (expense), net	—	—	—	—	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—
Interest expense	—	—	—	—	—	—	—	—
Income before income taxes	9.5	15.1	25.9	10.5	18.8	28.9	3.2	103.7
Income taxes (1)	3.6	5.7	9.9	4.0	7.2	11.0	1.2	39.7
Net income (1)	$5.9	$9.4	$16.0	$6.5	$11.6	$17.9	$2.0	$64.0
Basic and diluted earnings per share
Net income	$.01	$.02	$.03	$.02	$.03	$.04	$—	$.14
(1) We have retrospectively adjusted certain revenue and expense line items for previously unrecorded immaterial errors. The net impact to the affected lines for the nine month period ended
September 30, 2011 and the years ended December 31, 2010 and 2009, respectively, is summarized below:

(Millions)	2011	2010	2009
Service revenues	$(0.9)	$(1.3)	$(0.3)
Cost of services (exclusive of depreciation and amortization included below)	—	(1.2)	—
Selling, general and administrative	(1.1)	(2.0)	(1.9)
Depreciation and amortization	1.2	1.7	1.7
Operating income	(1.0)	0.2	(0.1)
Income taxes	(0.4)	0.1	(0.1)
Net income	$(0.6)	$0.1	$—

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